Exhibit 10.40

FIFTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment (this “Amendment”) to that certain Securities Purchase Agreement, dated as of March 12, 2024 (as amended on April 3, 2024, June 26, 2024, November 5, 2024 and February 17, 2025, the “Securities Purchase Agreement”), by and between HUB Cyber Security Ltd., an Israeli company (the “Company”), and Tamas Gottdiener (the “Buyer”) is hereby made and entered into as of August 16, 2025. Capitalized terms used but not defined herein shall have the meanings given to them in the Securities Purchase Agreement.

WHEREAS, the Buyer has loaned the Company an aggregate of $11,000,000 (the “Loan”) in exchange for convertible notes (the “Notes”) dated March 12, 2024, April 3, 2024, June 26, 2024 and November 5, 2024;

WHEREAS, the current maturity date of each of the Notes is August 16, 2025, and the Company has requested that the Buyer extend the maturity date of each of the Notes to six (6) months from the date hereof;

WHEREAS, the Company has introduced Seven Knots, LLC (“Seven Knots”) to the Buyer;

WHEREAS, Seven Knots (or any affiliate or assignee thereof) has undertaken to purchase the Notes from the Buyer in accordance with a note purchase and assignment agreement dated on or around the date hereof;

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Maturity Date Extension. The maturity date of each of the Notes is hereby changed to February 16, 2026, and any defaults occurring until the date hereof are hereby waived.

2. Interest. Commencing as of the date of this Amendment, interest shall also be applied to the accrued interest on the Loan (interest on the interest).

3. Continued Validity of Transaction Documents. Except as specifically amended hereby, the Transaction Documents shall remain in full force. This Amendment shall be a “Transaction Document”. For the avoidance of doubt, this Amendment shall not derogate from the Company’s obligations to repay the principal amount of the Notes plus interest accrued thereon, in accordance with their terms and conditions. The form of heter iska that appears in the Sefer Netivot Shalom written by Harav Shalom Yosef Gelber shall apply to the transactions contemplated by this Amendment, as well as to the Share Purchase Agreement and each amendment thereto.

4. Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the Buyer and the Company has caused its signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

HUB CYBER SECURITY LTD.

By:	/s/ Noah Hershcoviz and Lior Davidsohn
Name:	Noah Hershcoviz and Lior Davidsohn
Title:	CEO and Interim CFO

BUYER:

/s/ Tamas Gottdiener
Tamas Gottdiener